EXHIBIT 99.1

This statement on Form 4 is filed jointly by each of the undersigned. The principal business address of each of these reporting persons is 333 South Grand Avenue, 28th Floor, Los Angeles, California 90071.
Name of Designated Filer: Oaktree Capital Group Holdings GP, LLC
Date of Event Requiring Statement: May 4, 2018
Issuer Name: Vistra Energy Corp. [VST]

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President

OAKTREE HOLDINGS, INC.

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Vice President